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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 25, 2002

                                 EDO CORPORATION
             (Exact name of Registrant as specified in its charter)

            NEW YORK                                    3812                                  11-0707740
  (State or Other Jurisdiction              (Primary Standard Industrial                   (I.R.S. Employer
of Incorporation or Organization)            Classification Code Number)                  Identification No.)
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                         60 East 42nd Street, Suite 5010
                               New York, NY 10165
                                  212.716.2000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

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                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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         ITEM 5.  OTHER EVENTS

                  On June 25, 2002, the U.S. Bankruptcy Court for the Northern
         District of California approved the sale of the assets of Condor
         Systems, Inc. to a wholly owned subsidiary of the Registrant in connection with the Registrant's May 28, 2002 announcement of its agreement to purchase the assets of Condor Systems, Inc. for approximately $112.3 million. An investor's teleconference will be held on Tuesday June 26, 2002 at 10:00 am EDT. Details about the teleconference were issued in a press release. A copy of the press release is attached as Exhibit 99.1 hereto.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EDO CORPORATION

                                         By:  /s/ Lisa Palumbo
                                            --------------------------------
                                         Name:  Lisa Palumbo
                                         Title: Vice President and
                                                General Counsel

Date:  June 25, 2002
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                                  EXHIBIT INDEX

                      Number    Exhibit

                      99.1      Press Release dated June 25, 2002.